CONSENT OF INDEPENDENT GEOLOGIST

I have reviewed French Peak Resources Inc. Form SB-2 filing, I hereby provide my consent for the reference to my reports on the FRENCH Mineral Claims in Omineca Mining District British Columbia. I hereby consent to the use of my name as a consultant to the Company.

/s/ George Nicholson

George Nicholson P. Geo.

January 3, 2006